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                                PROMISSORY NOTE


Borrower:     CONDUCTUS, INC.
              969 West Maude Avenue
              Sunnyvale, CA  94086

Lender:       Silicon Valley Bank
              3003 Tasman Drive
              Santa Clara, CA  95054

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Principal Amount: $1,000,000.00   Initial Rate: 9.250%   Date of Note:
                                                         December 26, 1996

PROMISE TO PAY. CONDUCTUS, INC. ("Borrower") promises to pay to Silicon Valley Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million & 00/100 Dollars ($1,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

The Draw Period shall begin as of this date and shall end on June 30, 1997 (the "Draw Period"). Borrower shall pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning January 31, 1997 and all subsequent interest payments will be due on the last day of each month thereafter through the Draw Period. The outstanding principal balance on June 30,1997 will be payable in thirty (30) even payments of principal plus interest due as of each payment date, beginning July 31, 1997 and all subsequent payments of principal plus interest will be due on the last day of each month thereafter. The final payment, due on December 31, 1999, will be for all outstanding principal plus all accrued interest not yet paid.

Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount of any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "Index"). This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each time the prime rate is adjusted by Silicon Valley Bank. The Index currently is 8.250% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1,000 percentage point over the Index, resulting in an initial rate of 9.250% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

DEFAULT. Shall have the same meaning as set forth in the Business Loan
Agreement.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to apply all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 5.000 percentage points over the otherwise effective interest rate, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and Lender's reasonable legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by

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law. This Note has been delivered to Lender and accepted by Lender in the
State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Santa Clara County, the State of California. This Note shall be governed by and construed in accordance with the laws of the State of California.

LINE OF CREDIT. This Note evidences a straight line of credit through the end of the Draw Period. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower ceases doing business or is insolvent; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

ADVANCE RATE. At any time from the date hereof through the end of the Draw Period, Borrower may request advances (each an "Advance" and collectively, the "Advances") from Lender up to $1,000,000.00. To evidence the Advances, Borrower shall deliver to Lender, at the time of each advance request, an invoice for the equipment purchased from July 1, 1996 through June 30, 1997 or an agreement for the equipment purchased under a lease buy-out agreement. The Advances shall be used to purchase new equipment and equipment under existing leases. The advance rate for the equipment purchased shall not exceed One Hundred Percent (100%) of the Invoice amount of such equipment approved from time to time by Lender, excluding taxes, shipping and installation expense. The advances for lease buy-outs shall not exceed fifty-five (55%) of the fair market value for the equipment purchased and shall exclude, taxes, shipping and installation expense and shall not exceed the aggregate of $350,000.00. Software may, however, constitute up to twenty five percent (25%) of each Advance. Each Advance must be a minimum of $100,000.00, except the final advance.

BUSINESS LOAN AGREEMENT. This Note is subject to and shall be governed by all the terms and conditions of the Business Loan Agreement dated August 15, 1994, as may be amended, between Borrower and Lender, which Business Loan Agreement is incorporated herein by reference.

LOAN FEE. This Note is subject to a loan fee in the amount of Five Thousand and 00/100 Dollars ($5,000.00) plus all out-of-pocket expenses.

REQUEST TO DEBIT. Borrower will regularly deposit all funds received from its business activities in accounts maintained by Borrower at Silicon Valley
Bank. Borrower hereby requests and authorizes Lender to debit any of Borrower's accounts with Lender, specifically, without limitation, Account Number 0351679270 for payments of principal and interest due on the loan and any other obligations owing by Borrower to Lender. Lender will notify Borrower of all debits which Lender makes against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

CONDUCTUS, INC.

By:    /s/ William J. Tamblyn
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Name:      William J. Tamblyn
       --------------------------------
Title:     VP/CFO
       --------------------------------

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                    LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of December 26, 1996, by and between Conductus, Inc. (the "Borrower") whose address is 969 West Maude Avenue, Sunnyvale, CA 94086, and Silicon Valley Bank (the "Lender") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated August 15, 1994, in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Line"), a Promissory Note, dated August 15, 1994, in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the "Term Note"1), a Promissory Note dated March 1, 1996, in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Term Note 2") and being executed concurrently herewith, a Promissory Note dated December 26, 1996, in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Term Note 3). The Line has been modified pursuant to Loan Modification Agreements dated August 15, 1995, March 1, 1996, pursuant to which, among other things, the principal amount of the Line was increased to Two Million and 00/100 Dollars ($2,000,000.00) and further modified by that certain Loan Modification Agreement dated June 10, 1996. The Term Note 1 has been modified pursuant to Loan Modification Agreements dated June 20, 1995, pursuant to which, among other things, the principal amount of the Term Note was increased to Two Million and 00/100 Dollars ($2,000,000.00) and further modified by that certain Loan Modification Agreement dated March 1, 1996. The Line, the Term
Note 1, the Term Note 2 and the Term Note 3 shall be collectively referred to herein as the "Notes". The Notes, together with other promissory notes from Borrower to Lender, are governed by the terms of a Business Loan Agreement, dated August 15, 1994, between Borrower and Lender, as such agreement may be amended from time to time (the "Loan Agreement"). Defined terms used but not defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES: Repayment of the Indebtedness is secured by a Commercial Security Agreement, dated August 15, 1994 (the "Security Agreement"). In addition to the foregoing, Borrower has agreed not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property.

Hereinafter, the above-described security documents, together with all other documents securing payment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

      A.   MODIFICATION(S) TO LINE.

           1. Notwithstanding a maturity date of February 28, 1997. Lender agrees on that date to extend the term of Borrower's Line for an additional year, subject to ongoing compliance with the terms and conditions set-forth in the Existing Loan Documents. Borrower shall pay to Lender, one payment of all outstanding principal plus all accrued unpaid interest on February 27, 1998. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest beginning December 31, 1996, and all subsequent interest payments will be due on the last day of each month thereafter.

           2. The principal amount of the Line is hereby decreased to One Million and 00/100 Dollars ($1,000,000.00).

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      B.   MODIFICATION(S) TO LOAN AGREEMENT.

          1. The paragraph entitled "Financial Covenants" is hereby amended, in its entirety, to read as follows:

                Borrower shall maintain, on a monthly basis, beginning with the month ending December 31, 1996, a minimum quick ratio of
                1.75 to 1.00; a minimum liquidity coverage ratio of 2.00 to 1.00; a minimum Tangible Net Worth of $8,500,000.00; and a maximum total Debt minus Subordinated Debt to Tangible Net Worth plus Subordinated Debt ratio of 1.00 to 1.00. Furthermore, Borrower may incur losses, provided, such losses shall not exceed $1,500,000.00 for the quarter ending December 31, 1996; $1,250,000.00 for the quarter ending March 31, 1997; $1,000,000.00 for the quarter ending June 30, 1997;
                and $750,000.00 for the quarter ending September 30, 1997. Borrower shall achieve profitability beginning as of the quarter ending December 31, 1997, with the allowance of one quarterly loss per annum, provided such loss does not exceed $500,000.00.

                For calculation purposes, the liquidity coverage ratio shall mean cash or cash equivalents plus availability under the Line divided by the sum of outstanding balances under the Term Note as defined herein.

          2. The first sentence of the paragraph entitled "Borrowing Base Formula" is hereby amended, in its entirety, to read as follows:

                Funds shall be advanced under the Line according to a borrowing base formula, as determined by Lender, defined as follows: The less of (i) $1,000,000.00 minus the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) or (ii) seventy-five percent (75%) of eligible accounts receivable minus the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit).

          3. The defined term "Term Note" shall mean collectively, that certain Promissory Note dated August 15, 1994, in the original principal amount of $1,500,000.00, as may be amended; that certain Promissory Note dated March 1, 1996, in the original principal amount of $1,000,000.00, as may be amended; and that certain Promissory Note dated December 26, 1996, in the original principal amount of $1,000,000.00, as may be amended.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay Lender a fee in the amount of Five Thousand and 00/100 Dollars ($5,000.00) in connection with the Term Note 3 and a fee in the amount of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) in connection with the Line (collectively the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations,

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warranties, and agreements, as set forth in the Existing Loan Documents.
Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect, Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

      This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                   LENDER:

CONDUCTUS, INC.                             SILICON VALLEY BANK

By:    /s/ William J. Tamblyn               By:   /s/ Simon James
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Name:      William J. Tamblyn               Name:     Simon James
       ----------------------                     -------------------

Title:     VP/CFO                           Title:    Vice President
       ----------------------                     -------------------

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